SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) - September 11, 2012

 OMNICARE, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-8269	31-1001351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Omnicare Center 201 E. Fourth Street Cincinnati, OH	45,202
(Address of Principal Executive Offices)	(Zip Code)

(513) 719-2600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)
 _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)(d)    Omnicare, Inc. (the “Company”) announced that its Board of Directors has appointed John L. Workman as the Chief Executive Officer of the Company, effective September 11, 2012. Mr. Workman was also appointed to serve on the Board of Directors as of such date. Mr. Workman, age 61, has served as Interim Chief Executive Officer of the Company since June 2012. He has served as Chief Financial Officer of Omnicare since November 2009 and was appointed to the additional position of President of the Company in February 2011. From 2004 to 2009, Mr. Workman served as Executive Vice President and Chief Financial Officer of HealthSouth Corporation. Prior to joining HealthSouth Corporation, Mr. Workman served as Chief Executive Officer of U.S. Can Corporation, where he also served as Chief Operating Officer and Chief Financial Officer during his six year tenure. Before that he spent more than 14 years with Montgomery Ward & Company, Inc., serving in various capacities within its financial organization, including Controller, Chief Financial Officer and Chief Restructuring Officer. Mr. Workman began his career with the public accounting firm KPMG, where he was a partner.
The Company also announced that its Board of Directors has appointed Nitin Sahney, its Chief Operating Officer, to the additional position of President, and has appointed Robert “Rocky” Kraft, its Senior Vice President of Finance, to the position of Chief Financial Officer, in each case effective September 11, 2012. Mr. Sahney, age 49, has served as Omnicare's Chief Operating Officer since June 2012 and as Executive Vice President and President - Specialty Care Group of the Company since November 2010. Prior to joining Omnicare, Mr. Sahney managed a healthcare investment fund beginning in October 2007. Before that, Mr. Sahney served as President and Chief Executive Officer of RxCrossroads, a specialty pharmaceutical services company acquired by Omnicare in 2005, from 2001 until 2007. Prior to his involvement with RxCrossroads, Mr. Sahney held a number of management positions with Cardinal Healthcare beginning in September 1993. Mr. Kraft, age 42, has served as Omnicare's Senior Vice President of Finance since November 2010. Prior to joining Omnicare, Mr. Kraft was a partner at PricewaterhouseCoopers beginning in July 1994, working with clients in a variety of industries including healthcare, consumer products, technology and manufacturing.

In connection with his appointment as Chief Executive Officer, Mr. Workman's base salary will be increased to $800,000. His target bonus award opportunity under the Company's 2012 Annual Incentive Plan (the “2012 AIP”) will be 150% of his base salary, with a maximum potential target bonus award opportunity of 225% of his base salary. Mr. Workman's 2013 long term incentive award opportunity will be $4,000,000. In connection with his appointment as President, Mr. Sahney's target bonus award opportunity under the 2012 AIP will be 125% of his base salary. In connection with his appointment as Chief Financial Officer, Mr. Kraft's base salary will be increased to $450,000, his target bonus award opportunity under the 2012 AIP will be 75% of his base salary and his 2013 long term incentive award opportunity will be $600,000. The actual size of these awards will be determined by the compensation committee of the Board of Directors at the time such awards are granted to other senior executives.
A copy of the Company's press release announcing Mr. Workman's, Mr. Sahney's and Mr. Krafts' appointments is filed as Exhibit 99.1 to this Current Report on From 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)Exhibits
Exhibit Number
99.1    Press Release of Omnicare, Inc. dated September 13, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Alexander M. Kayne
Name: Alexander M. Kayne
Title: Senior Vice President, General Counsel and Secretary

Dated:  September 13, 2012

EXHIBIT INDEX
99.1    Press Release of Omnicare, Inc. dated September 13, 2012.